SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 25, 2008
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2

Item 1.01 Entry into a Material Definitive Agreement.
     On June 25, 2008, Cricket Communications, Inc. ( “Cricket,”), a Delaware corporation and wholly owned subsidiary of Leap Wireless International, Inc., a Delaware corporation ( “Leap”), completed the closing of the sale of $300,000,000 aggregate principal amount of unsecured 10% Senior Notes due 2015 (the “Notes”). The Notes are guaranteed on a senior unsecured basis (collectively, the “Guarantees”) by Leap and certain subsidiary guarantors of Cricket and Leap (such subsidiary guarantors, together with Leap, the “Guarantors,” and collectively with Cricket, the “Company,” “we” or “us”). The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued by Cricket in a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act, pursuant to an Indenture, dated as of June 25, 2008 (the “Indenture”), by and among Cricket, the Guarantors and Wells Fargo Bank, N.A., as trustee, which governs the terms of the Notes. A copy of the Indenture, which includes the form of Note, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
     We intend to use the net proceeds of this offering, which are estimated to be approximately $292.6 million after deducting estimated discounts, commissions and offering expenses, for working capital and other general corporate purposes, including the build-out of new markets, expansion of our footprint in our existing markets and the development of our broadband initiative. Pending application of the net proceeds, we will invest the net proceeds in short-term, investment-grade, interest-bearing securities.
     A brief description of the terms of the Notes follows:
     Interest. The Notes will bear interest at a rate of 10% per year, payable semiannually in arrears in cash on January 15 and July 15 of each year, beginning on January 15, 2009. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding January 1 and July 1. Holders of the Notes will be entitled to additional interest on the Notes under certain circumstances pursuant to the terms of the Registration Rights Agreement (discussed below), which will be paid, if applicable, on the same dates as interest on the Notes.
     Maturity. The Notes will mature on July 15, 2014, unless earlier repurchased or converted.
     Guarantors. The Notes are guaranteed on a senior unsecured basis by Leap and each of our existing and future domestic subsidiaries that guarantees indebtedness for money borrowed of Leap, Cricket or any subsidiary guarantor.
     Ranking. The Notes and the Guarantees are our general senior unsecured obligations, rank equally in right of payment with all of our existing and future unsubordinated unsecured indebtedness, are effectively junior to our existing and future secured obligations, including under our secured credit facility, to the extent of the value of the assets securing such obligations, are effectively junior to future liabilities of our subsidiaries that are not Guarantors and of our designated entities, and are senior in right of payment to any of our future subordinated indebtedness.
     Redemption. The Notes may be redeemed, in whole or in part, at any time on or after July 15, 2012, at the redemption prices described in the Indenture, plus accrued and unpaid interest. Prior to July 15, 2012, we may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable premium, plus accrued and unpaid interest. Prior to July 15, 2011, we may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from specified equity offerings at a redemption price set forth in the Indenture; however, we may only make these redemptions if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after such redemptions. We are not required to make mandatory redemption or sinking fund payments with respect to the Notes. If a “change of control” (as defined in the Indenture) occurs, each holder of Notes may require us to repurchase all of such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.
     Covenants. The Indenture contains covenants limiting our ability to consummate certain asset sales, incur additional debt or retire subordinated indebtedness, declare or pay dividends or distributions with respect to equity interests, redeem or repurchase equity interests, make certain payments or investments, create liens on our property or assets, enter into transactions with affiliates or merge or consolidate with another company, among other restrictions.
     Events of Default. Subject to the terms and conditions of the Indenture, each of the following, among other events, constitutes an event of default under the Indenture: (a) our failure to pay interest, additional interest pursuant to the terms of the Registration Rights Agreement, if any, or principal on the Notes when due; (b) our failure to comply with certain covenants in the Indenture; (c) our default under any mortgage, indenture or similar instrument evidencing indebtedness in excess of $25.0 million either at maturity or which default results in the acceleration of such indebtedness; (d) our failure to satisfy certain final judgments when due; and (e) certain bankruptcy events. Upon the occurrence of an event of default under the Indenture, the principal and accrued interest under the Notes then outstanding may be declared due and payable.
     Securities Laws. The Notes were issued through a private placement to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to the public generally to subscribe for or otherwise acquire the Notes.
     In connection with the sale of the Notes, on June 25, 2008, we also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers. Under the Registration Rights Agreement, Cricket has agreed to file an exchange offer registration statement or a shelf registration statement with the Securities and Exchange Commission covering the exchange or resale of the Notes in certain circumstances. A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
     The foregoing summaries of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety by the terms of the Indenture, the form of Note and the Registration Rights Agreement, as applicable, each of which is attached as an exhibit hereto and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above is hereby incorporated by reference in this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of June 25, 2008, between Cricket, the Guarantors and Wells Fargo Bank, N.A., as trustee (including form of 10% Senior Note due 2015)

4.2	Registration Rights Agreement, dated as of June 25, 2008, between Cricket, the Guarantors and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: June 30, 2008	By	/s/ Robert J. Irving Jr.
		Name:	Robert J. Irving Jr.
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of June 25, 2008, between Cricket, the Guarantors and Wells Fargo Bank, N.A., as trustee (including form of 10% Senior Note due 2015)

4.2	Registration Rights Agreement, dated as of June 25, 2008, between Cricket, the Guarantors and Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers